NEWS BULLETIN

EXHIBIT 99.1

RE: NOBLE ROMAN'S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@armaadvisoryservices.com)

Noble Roman’s Engages Sassetti, LLC as its Independent Auditor

(Indianapolis, Indiana) – September 3, 2024 - Noble Roman's, Inc. (OTCQB: NROM), the Indianapolis based franchisor and licensor of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub (“CPP”), today announced the engagement of Sassetti, LLC (“Sassetti”) as its new independent auditor for its consolidated financials statements for the year-ended December 31, 2024 and the quarterly reviews of its financial statements.  Sassetti has a well-established pedigree and track record of excellence, having been founded in 1921. Sassetti is headquartered in Oak Brook, Illinois, a suburb of Chicago, which enables an onsite relationship with the company due to their proximity to Noble Roman’s headquarters in Indianapolis.

The firm has extensive experience with auditing companies similar to Noble Roman’s and they are committed to having a partner on location in Indianapolis for much of the audit work.  Sassetti provides audit services to more than 160 entities, which represents nearly 40% of the firm’s overall revenue.  Sassetti has strong foodservice industry experience and knowledge working with public companies such as Noble Roman’s.  The team assigned to work on Noble Roman’s has substantial experience working with public companies and multi-unit franchisors and have a deep understanding of Noble Roman’s service requirements.

Sassetti, a PCAOB firm, is a member of the BDO Alliance USA which provides extensive additional technical resources in numerous disciplines and whose knowledge and experience can be brought to Noble Roman’s if and when necessary.

The audit team assigned to Noble Roman’s will be headed by Izabela Poludniak, CPA, who has been with the Sassetti firm since 2007 with over 15 years of public accounting experience.  Aside from her work in the audit and tax departments, Izabela serves as an outsourced CFO and provides advisory services to businesses and non-profits as a part of the firm’s client account and advisory services.  Izabela graduated summa cum laude from DePaul University with a Bachelor of Science in Accounting and a Bachelor of Arts in English Literature.

The statements contained in this press release concerning the company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company’s management.  The company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to the continuing after-effects of the COVID-19 pandemic, the ability of franchisees to timely prepare their units for scheduled openings, the company’s ability to maintain adequate staff for new openings, competitive factors and pricing and cost pressures, non-renewal of franchise agreements or the openings contemplated by the development agreement not occurring, shifts in market demand, the success of franchise programs, including the Noble Roman’s Craft Pizza & Pub format,  the company’s ability to successfully remediate a material weakness in its controls over financial reporting on a timely basis, general economic conditions, changes in demand for the company’s products or franchises, the company’s ability to service its loans, the impact of franchise regulation, the success or failure of individual franchisees and inflation, other changes in prices or supplies of food ingredients and labor and, as well as the factors discussed under “Risk Factors” contained in this company’s Annual Report on Form 10-K for the year ended December 31, 2023.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.   If activist stockholder activities ensue, the company’s business could be adversely impacted.